Exhibit 10.40

ADDENDUM TO MANUFACTURING AND DISTRIBUTION AGREEMENT

This Addendum to Manufacturing and Distribution Agreement (this "Agreement") is made as of this 8 day of November, 2016 among Brisset Beer International, Inc., a corporation duly incorporated in the State of Nevada having an address at 370 Guy Street, Suite G9, Montreal, Quebec, Canada H3J 1S6 (the "Company") among BIERE BRISSET INTERNATIONAL INC., corporation duly incorporated and existing under the Canada Business Corporations Act, having its registered office at 2199, de Maisonneuve Boulevard West, in the city of Montreal, province of Quebec, H2K 2E4, represented by its President, Mr. Stéphane Pilon, and its Secretary, Mr. Pol Brisset, duly authorized for the purposes hereof as stated ("BBII") and 9127-2021 QUÉBEC INC., doing business under the name "Breuvages Blue Spike", corporation duly incorporated under Part 1A of the Quebec Companies Act and existing under the Quebec Business Corporations Act, having its registered office at 1350, Mazurette street, suite 314, in the city of Montreal, province of Quebec, H4N 1H2, represented by its President, Mr. Nicolas Gagnon-Oosterwaal, duly authorized for the purposes hereof as stated ("Blue Spike").

W I T N E S S E T H

WHEREAS, the parties desire to add certain provisions to the Manufacturing and Distribution Agreement dated as of December 4, 2014 (the "Original Agreement") on the terms and provisions contained in this Agreement; and

WHEREAS, since BBII is a wholly-owned subsidiary of the Company, a public company listed on the OTC Pink Sheets, the Company will directly benefit from the issuance of the shares of the Company provided below.

NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1. Shares of Stock. Every three months commencing October 1, 2016, the Company shall issue to Blue Spike that number of shares of common stock of the Company which shall equal (a) 5% of the gross amount of sales of all products of the Company sold by Blue Spike during said three-month period divided by (b) the highest volume weighted average of the per share price during the 45 trading days prior to the end of the applicable quarter. Within 20 business days after the end of each quarter, the Company shall instruct its transfer agent to issue that number of the restricted shares to Blue Spike, and shall send Blue Spike the calculation evidencing the number of shares being issued.

2. Bonus Shares. Simultaneous with the execution and delivery of this Agreement, the Company shall issue 150,000 shares to Blue Spike (the "Bonus Shares").

3. Assignees. Blue Spike shall have the right to request that the transfer agent issue the shares to an affiliate of Blue Spike, provided that such affiliate agrees to the representations provided in Section 4 below as a condition to the issuance of the shares.

4. Representations.   As a condition to receiving the shares of common stock of the Company (the "Shares") the Bonus Shares as well as the Shares to be issued each quarter as provided in this Agreement, Blue Spike represents and warrants the following; if any of these representations are no longer true and correct, Blue Spike shall immediately inform the Company thereof:

(a) Investment Purposes.  Blue Spike is acquiring the Shares for its own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part in any transactions that would be in violation of the Securities Act of 1933, as amended (the "Securities Act") or any state securities or "blue-sky" laws. No other person has a direct or indirect beneficial interest in, and Blue Spike does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to, the Shares or any part of the Shares for which it will be am accepting that would be in violation of the Securities Act or any state securities or "blue-sky" laws. No other person has any rights directly or indirectly in connection with the Shares.

(b) Authority.  Blue Spike has full power and authority to enter into this Agreement.

(c) No General Solicitation.  Blue Spike is not subscribing for the Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio; or presented at any seminar or similar gathering; or any solicitation of a subscription by a person, other than Company personnel, previously known to it.

(d) No Obligation to Register Shares.  Blue Spike understands that the Company is under no obligation to register the Shares under the Securities Act, or to assist it in complying with the Securities Act or the securities laws of any state of the United States or of any foreign jurisdiction. Blue Spike understand that the Shares must be held indefinitely unless the sale thereof is subsequently registered under the Securities Act and applicable state securities laws or exemptions from such registration are available.  All certificates evidencing the Shares will bear a legend stating that the Shares have not been registered under the Securities Act or state securities laws and they may not be resold unless they are registered under the Securities Act and applicable state securities laws or exempt therefrom.

(e) Investment Experience.  Blue Spike, or its professional advisors, have such knowledge and experience in finance, securities, taxation, investments and other business matters as to evaluate an investment in the Company. By reason of its business and financial experience or its professional advisors, Blue Spike can protect its own interests in connection with this investment and can afford the loss of its entire investment in the Shares.

(f) Exemption from Registration.  Blue Spike acknowledges and understands that the offering and sale of the Shares is intended to be exempt from registration under the Securities Act.  In furtherance thereof, in addition to the other representations and warranties Blue Spike is making herein, Blue Spike further represents and warrants to and agrees with the Company and its affiliates as follows:

(1) Blue Spike has the financial ability to bear the economic risk of this investment, has adequate means for providing for its current needs and contingencies and has no need for liquidity with respect to its investment in the Company; and

(2) Blue Spike has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Shares; and

(3) Blue Spike has been provided an opportunity for a reasonable period of time prior to the date hereof to obtain additional information concerning the offering of the Shares, the Company and all other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense.

(g) Economic Considerations.  Blue Spike is not relying on the Company, or its affiliates or agents with respect to economic considerations involved in this investment.

(h) No Company Representations.  No representations or warranties have been made to Blue Spike by the Company, or any officer, employee, agent, affiliate or subsidiary of the Company.

(i) Accredited Investor.  Blue Spike is not an "Accredited Investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act on the basis that it is an officer or director of the Company.

(j) Legend. Each certificate representing the Shares shall be endorsed with the following legend, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR WITHOUT AN EXEMPTION THEREFROM OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

 Blue Spike consents to the Company making a notation on its records or giving instructions to any transfer agent of the Company in order to implement the restrictions on transfer of the Shares set forth in this Section.

(k) Receipt of Information.  Blue Spike has received all documents, records, books and other information pertaining to the Company that has been requested.

(l) No Reliance.  Blue Spike is not relying upon any other information, representation or warranty by the Company or any officer, director, stockholder, agent or representative of the Company in determining to invest in the Shares.

5. Transferee. As of the date hereof, Blue Spike requests that the Bonus Shares and the Shares to be issued each quarter hereunder be issued to 9129-0213 Quebec Inc., a corporation duly incorporated under Part 1A of the Quebec Companies Act and existing under the Quebec Business Corporations Act. Said corporation is an affiliate of Blue Spike by virtue of the fact that the equity holders of Blue Spike are the identical and only equity holders of 9129-0213 Quebec Inc.

6. Reference.  On and after the date hereof, each reference in the Original Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference to the Original Agreement, shall mean, and be a reference to the Original Agreement, as amended by this Agreement. No other term or provision of the Original Agreement shall be affected by this Agreement other than as expressly provided herein.

7. Execution.    This Agreement may be executed in two or more counterparts, all of which when taken together will be considered one and the same agreement and will become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature will create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof.

8. Captions.   The captions used in this Agreement are intended for convenience of reference only, shall not constitute any part of this Agreement and shall not modify or affect in any manner the meaning or interpretation of any of the provisions of this Agreement.

9. Binding Effect.   This Amendment shall be binding upon and inure to the benefit of the parties and their successors and assigns.

10. Governing Law.   All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of Quebec and the laws of Canada therein.

IN WITNESS WHEREOF, with the intent to be legally bound hereby, the parties have executed this Agreement as of the date first written above.

BIÈRE BRISSET INTERNATIONAL INC.

/s/ Stephane Pilon              /s/ Pol Brisset
___________________           ______________________
Stephane Pilon, president           Pol Brisset, secretary

9127-2021 QUÉBEC INC.

/s/ Nicolas Gagnon-Oosterwaal
______________________________
Nicolas Gagnon-Oosterwaal, president

9129-0213 QUEBEC INC.

/s/ Nicolas Gagnon-Oosterwaal
______________________________
Nicolas Gagnon-Oosterwaal, president